                                 EXHIBIT 1.3

              AMENDMENT NUMBER 2 TO SECURITIES PURCHASE AGREEMENT

                             AMENDMENT NUMBER 2 TO
                         SECURITIES PURCHASE AGREEMENT

     This AMENDMENT NUMBER 2 TO SECURITIES PURCHASE AGREEMENT (this "Amendment") is entered into on this 29th day of August 1996, by and among MEDIRISK, INC., a Florida corporation (the "Company"), and HEALTHPLAN SERVICES CORPORATION, a Delaware corporation ("Purchaser").

                                   BACKGROUND

     WHEREAS, Purchaser and the Company are parties to a Securities Purchase Agreement, dated January 8, 1996 (the "Agreement"), pursuant to which Purchaser purchased 280,623 shares of Series B Convertible Preferred Stock of the Company and agreed to purchase up to $10,000,000.00 in original principal amount of Senior Subordinated Notes (as defined in the Agreement); and

     WHEREAS, the parties desire to amend the Agreement as set forth in this Amendment.

     NOW, THEREFORE, Purchaser and the Company hereby agree as follows:

     1. Amendment of Appendix A. Appendix A to the Agreement is amended by inserting immediately following the definition of "Senior Subordinated Notes" the following:

        "Series A Common Stock" means the Series A Common Stock of the
      Company and any stock into which such Series A Common Stock is converted in any recapitalization, merger, consolidation, statutory share exchange or similar event.

     2. Miscellaneous. Except as specifically modified and amended by this Amendment, the Agreement shall remain in full force and effect, and the terms of the Agreement are hereby ratified and confirmed in all respects as so amended.


             [the remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, each party hereto has executed or caused this Amendment to be executed on its behalf, all on the day and year first above written.

                                   MEDIRISK, INC.




                                   By:    /s/ Mark A. Kaiser
                                          ------------------------------------
                                   Title: President
                                          ------------------------------------



                                   HEALTHPLAN SERVICES CORPORATION



                                   By:    /s/ James K. Murray, III
                                          ------------------------------------
                                   Title: Executive Vice President
                                          ------------------------------------











                                     - 2 -